SEARCHLIGHT MINERALS CORP. RAISES $4.87 MILLION FROM EXERCISE OF
WARRANTS

HENDERSON, Nevada (June 9, 2006) – Searchlight Minerals Corp. (OTC BB: SRCH) (the “Company”), today announced that the Company has raised $4.87 million from the exercise of 100% of the outstanding warrants issued in connection with the three private placements closed in September, 2005. In connection with the exercise of the warrants, 8.506 million will be issued to the warrant holders increasing the Company’s outstanding common shares to approximately 65.78 million.

The proceeds from the warrant exercise are intended to be used primarily for:

  The funding of Phase II of the Clarkdale Slag Reclamation Project in northwestern Arizona, including a feasibility study; and

  Additional metallurgical testing at the Searchlight Gold Project in southern Nevada.

“We are very pleased with the warrant exercise, which is expected to allow us to move forward with a ‘pilot’ plant in Phoenix designed to validate the metals processing circuit, determine operating and capital costs, and identify the equipment to be used at a future 2,000 ton-per-day commercial scale metals recovery facility at Clarkdale,” commented Ian McNeil, President and Chief Executive Officer of Searchlight Minerals Corp. “We expect to begin processing slag at the ‘pilot’ plant during the third quarter, and the entire feasibility study is anticipated to be completed by the end of 2006. The ‘pilot’ plant is intended to provide samples of the ferro-silicate tailings that will remain after the recovery of precious and base metals from the slag. This is expected to allow us to provide ferro-silicate samples to prospective users, including cement producers, as part of our market research activities.”

“We have also budgeted approximately $650,000 for additional metallurgical testing of surface samples from our Searchlight Gold Project, which is intended to be funded by the capital raised through the warrant exercise,” continued Mr. McNeil. “If the results of such metallurgical tests are favorable, we may proceed with a drilling program and feasibility study to evaluate the economics of a mining and milling project to recover sub-micron gold from the 3200-acre Searchlight property.”

About Searchlight Minerals Corp.

Searchlight Minerals Corp. is a dynamic minerals exploration company focused on the acquisition and development of projects in the southwestern United States. The Company is currently involved in two projects: (1) the Clarkdale Slag Reclamation Project, which seeks to recover base and precious metals from the reprocessing of slag material produced from the smelting of copper ores from former mines in Jerome, Arizona; and (2) the Searchlight Gold Project, which involves the exploration for precious metals on mining claims near Searchlight, Nevada.

Searchlight Minerals Corp. is headquartered in Henderson, Nevada, and its common stock is listed on the OTC Bulletin Board under the symbol “SRCH”.

For additional information, please visit the Company’s website at www.searchlightminerals.com.

This news release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Act of 1934. These forward-looking statements are based largely on the expectations or forecasts of future events, can be affected by inaccurate assumptions, and are subject to various business risks and known and unknown uncertainties, a number of which are beyond the control of management. Therefore, actual results could differ materially from the forward-looking statements contained in this press release. A wide variety of factors that may cause actual results to differ from the forward-looking statements include, but are not limited to, the following: there is no assurance that if the Company completes a feasibility study that the results will support a production decision, the Company’s limited operating history, uncertainties about the availability of additional financing, geological or mechanical difficulties affecting the Company’s planned geological work programs, uncertainties involving estimates of mineralized material, operational risks, environmental risks, financial risks, currency risks, the dependence on joint venture partners, and other risks discussed in the Company’s periodic report filings with the Securities and Exchange Commission. These cautionary statements should not be construed as exhaustive or as any admission as to the adequacy of the Company’s disclosures. The Company cannot always predict or determine after the fact what factors would cause actual results to differ materially from those indicated by the forward-looking statements or other statements. The reader should consider statements that include the words “believes”, “expects”, “anticipates”, “intends”, “estimates”, “plans”, “projects”, or other expressions that are predictions of or indicate future events or trends, to be uncertain and forward-looking. The Company does not undertake to publicly update or revise forward-looking statements, whether as a result of new information, future events or otherwise.

For Additional Information, Please Contact:

Ian McNeil, President and CEO at (702) 939-5247 or via email at
info@searchlightminerals.com